Notification of Sources of Distribution Pursuant to Section 19(a) of the
Investment Company Act of 1940

On March 11, 2020, RMR Real Estate Income Fund (NYSE American: RIF) announced its regular quarterly distribution to common shareholders. The distribution of $0.33 per common share will be paid on or about March 31, 2020 to holders of record of common shares as of the close of business on March 23, 2020. RIF’s distribution was approved by its Board of Trustees under RIF’s managed distribution policy in accordance with exemptive relief issued by the Securities and Exchange Commission. RIF intends to include net realized capital gains, where applicable, as part of its regular quarterly distribution to common shareholders.
The following table provides RIF’s estimated distribution sources for the distribution declared on March 11, 2020 on common shares for the quarter ending March 31, 2020 from the sources indicated pursuant to Section 19(a) of the Investment Company Act of 1940, as amended. In addition, distributions from the RIF’s investments in real estate investment trusts (“REITs”) may later be characterized as capital gains and/or a return of capital, depending on the character of the dividends reported after year-end by the issuers of REIT securities that are held by RIF.

	Quarter
Source	Per Share Amount	% of Distribution
Net investment income	$0.29	87.88%
Net realized short term capital gains	$0.00	0.00%
Net realized long term capital gains	$0.04	12.12%
Return of capital	$0.00	0.00%
Total distribution(s)	$0.33	100.00%
You should not draw any conclusions about the RIF’s investment performance from the amount of this distribution or from the terms of the RIF’s managed distribution policy. The amounts and sources of distribution reported in this 19(a) notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon RIF’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. RIF will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
RIF’s year to date cumulative total return for 2020 (January 1, 2020 through February 29, 2020) is set forth below. RIF’s average annual total return for the five-year period ending February 29, 2020 is also set forth below.
RIF Performance and Distribution Rate Information Based on Net Asset Value:

Year to date: January 1, 2020 to February 29, 2020
Cumulative total return[1]	(10.31%)
Cumulative distribution rate[2]	1.47%

Five year period ending February 29, 2020
Average annual total return[3]	2.59%
Current annualized distribution rate[4]	5.88%

1.
The cumulative total return is the percentage change in net asset value, or NAV, per common share from the last completed fiscal year to the NAV per common share on the last day of the period indicated assuming distributions paid are reinvested at NAV per common share on the ex-dividend dates.

2.
Cumulative distribution rate is the cumulative distribution per common share declared in 2020 as of the date the distribution was declared as a percentage of the NAV per common share as of February 29, 2020.

3.
Average annual total return is the annualized percentage change in the Fund’s NAV over the five year period ending February 29, 2020, including distributions paid and assuming that the distributions paid are reinvested at NAV on the ex-dividend dates.

4.	The current annualized distribution rate is the current annualized distribution rate as a percentage of the NAV per common share as of February 29, 2020.

Performance results reflect past performance and are no guarantee of future results. Investment return and principal value of shares will fluctuate so that shares, when sold, may be worth more or less than their original cost. Current performance may be higher or lower than the performance data quoted.
RIF is a closed end investment company advised by RMR Advisors LLC. RMR Advisors LLC is a wholly owned subsidiary of The RMR Group LLC, an alternative asset management company. The RMR Group LLC is a majority owned subsidiary of The RMR Group Inc. (Nasdaq: RMR). The RMR Group Inc. is headquartered in Newton, MA.
WARNINGS REGARDING FORWARD-LOOKING STATEMENTS

This notice contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements are based upon RIF’s present intent, beliefs and expectations, but forward-looking statements are not guaranteed to occur and may not occur for numerous reasons, some of which are beyond RIF’s control. For example:

•
This notice describes RIF’s distribution of $0.33 per common share as a fixed quarterly distribution and refers to RIF’s managed distribution policy. The implications of these statements may be that RIF will consistently pay a distribution of $0.33 per share for each quarter. In fact, the amount of distributions paid by RIF in the future will depend primarily upon RIF’s future earnings. RIF can provide no assurance that its future earnings will be sufficient to enable RIF to pay a fixed quarterly distribution of $0.33 per share. The board of trustees of RIF may amend, terminate or suspend the managed distribution policy at any time, which could result in a reduction of the quarterly distribution amount or a complete elimination of the quarterly distribution.

•
On February 24, 2020, RIF filed a definitive proxy statement with the SEC for RIF’s special meeting of shareholders to be held on April 16, 2020 to consider a proposal to change its business from investing in equity securities of real estate companies to originating and investing in mortgage loans secured by middle market and transitional commercial real estate, and to amend its fundamental investment policies and restrictions to permit RIF to pursue its new business (the “Business Change Proposal”). Moreover, it is likely that, although RIF anticipates seeking to maintain a quarterly distribution on its common shares as high as reasonably practicable, RIF’s distribution rate on its common shares will decrease during the implementation period for the Business Change Proposal if it is approved by shareholders because RIF expects its cash flow from earnings and the status and availability of capital gains it realizes from its portfolio to decline during its transition to a commercial mortgage REIT. This decline could result from the rotation out of existing investments, the need to establish income streams from commercial mortgage originations, the potential for holding assets in temporary investments with lower yields such as agency whole pool certificates and the availability or unavailability of realized capital gains to distribute, among other potential variables. Moreover, if the Business Change Proposal is not approved by shareholders, it is likely that RIF’s distribution rate on its common shares will need to be reduced in order to make regular quarterly distributions sustainable over the long term. RIF’s definitive proxy statement regarding the Business Change Proposal is available free of charge at www.rmrfunds.com, or at the SEC's website, www.sec.gov. Shareholders should read the definitive proxy statement carefully because it contains important information, including information regarding the risks of the Business Change Proposal.

•
This notice includes various information regarding the estimated sources for the distribution on RIF common shares that was declared on March 11, 2020 as well as various RIF performance, returns and distribution metrics and information. The ultimate sources of RIF’s distribution will depend on RIF’s investment performance and experience for 2020 and the sources of the distributions it receives on its investments. For these and other reasons, the estimated sources may subsequently change and prove to be inaccurate. Further, RIF’s performance returns and distribution metrics for 2020 and other periods may differ significantly from the amounts listed in this notice.

•
RIF's ability to pay quarterly common share distributions may be affected by a number of factors, including market conditions, the stability of income received from its investments, the availability of capital gains, distributions paid on its preferred shares, interest paid on borrowings, the extent of RIF’s leverage and the amount of RIF’s expenses. Additionally, periods of market volatility may continue to occur in response to pandemics or other events outside of RIF’s control. These types of events could adversely affect RIF’s performance and its ability to maintain its current distribution level. There is no assurance that RIF will always be able to pay distributions of a particular size, or that a distribution will consist solely of net investment income and/or realized capital gains.

For these and other reasons, investors should not place undue reliance upon forward-looking statements. Except as required by law, RIF does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

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Notification of Sources of Distribution Pursuant to Section 19(a) of the
Investment Company Act of 1940

On June 11, 2020, RMR Real Estate Income Fund (NYSE American: RIF) announced its regular quarterly distribution to common shareholders. The distribution of $0.10 per common share will be paid on or about June 30, 2020 to holders of record of common shares as of the close of business on June 22, 2020. RIF’s distribution was approved by its Board of Trustees under RIF’s managed distribution policy in accordance with exemptive relief issued by the Securities and Exchange Commission.
The following table provides RIF’s estimated distribution sources for the distribution declared on June 11, 2020 on common shares for the quarter ending June 30, 2020 from the sources indicated pursuant to Section 19(a) of the Investment Company Act of 1940, as amended. In addition, distributions from the RIF’s investments in real estate investment trusts (“REITs”) may later be characterized as capital gains and/or a return of capital, depending on the character of the dividends reported after year-end by the issuers of REIT securities that are held by RIF.

	Quarter		Year to date
Source	Per Share Amount	% of Distribution	Per Share Amount	% of Distribution
Net investment income	$0.10	100.00%	$0.35	81.40%
Net realized short term capital gains	$0.00	0.00%	$0.00	0.00%
Net realized long term capital gains	$0.00	0.00%	$0.08	18.60%
Return of capital	$0.00	0.00%	$0.00	0.00%
Total distribution	$0.10	100.00%	$0.43	100.00%
You should not draw any conclusions about the RIF’s investment performance from the amount of this distribution or from the terms of the RIF’s managed distribution policy. The amounts and sources of distribution reported in this 19(a) notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon RIF’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. RIF will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

RIF’s year to date cumulative total return for 2020 (January 1, 2020 through May 31, 2020) is set forth below. RIF’s average annual total return for the five-year period ending May 31, 2020 is also set forth below.
RIF Performance and Distribution Rate Information Based on Net Asset Value:

Year to date: January 1, 2020 to May 31, 2020
Cumulative total return[1]	(35.06%)
Cumulative distribution rate[2]	2.73%

Five year period ending May 31, 2020
Average annual total return[3]	(13.63%)
Current annualized distribution rate[4]	2.54%

1.
The cumulative total return is the percentage change in net asset value, or NAV, per common share from the last completed fiscal year to the NAV per common share on the last day of the period indicated assuming distributions paid are reinvested at NAV per common share on the ex-dividend dates.

2.
Cumulative distribution rate is the cumulative distribution per common share declared in 2020 as of the date the distribution was declared as a percentage of the NAV per common share as of May 31, 2020.

3.
Average annual total return is the annualized percentage change in the Fund’s NAV over the five year period ending May 31, 2020, including distributions paid and assuming that the distributions paid are reinvested at NAV on the ex-dividend dates.

4.	The current annualized distribution rate is the current annualized distribution rate as a percentage of the NAV per common share as of May 31, 2020.

Performance results reflect past performance and are no guarantee of future results. Investment return and principal value of shares will fluctuate so that shares, when sold, may be worth more or less than their original cost. Current performance may be higher or lower than the performance data quoted.
RIF has historically operated as closed end investment company advised by RMR Advisors LLC. RMR Advisors LLC is a wholly owned subsidiary of The RMR Group LLC, an alternative asset management company. The RMR Group LLC is the majority owned operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), which is headquartered in Newton, MA. On April 16, 2020, shareholders approved RIF’s conversion from a registered investment company to a commercial mortgage REIT and amended RIF’s fundamental investment policies and restrictions to permit RIF to pursue its new business. RIF will begin to realign its portfolio so that it is no longer an “investment company” under the Investment Company Act of 1940 and filed an application with the SEC for a Deregistration Order. RIF intends to sell its existing investments and transition its portfolio into commercial mortgages as opportunities within the new investment scope arise, subject to compliance requirements and other business considerations. After deregistration, the Board of Trustees anticipates RIF would terminate its existing investment advisory agreement and enter into a new management agreement with its Advisor or an affiliate of the Advisor to provide day-to-day management.

WARNINGS REGARDING FORWARD-LOOKING STATEMENTS
This notice contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements are based upon RIF’s present intent, beliefs and expectations, but forward-looking statements are not guaranteed to occur and may not occur for numerous reasons, some of which are beyond RIF’s control. For example:

•
This notice describes RIF’s distribution of $0.10 per common share as a regular quarterly distribution and refers to RIF’s managed distribution policy. The implications of these statements may be that RIF will consistently pay a distribution of $0.10 per share for each quarter. In fact, the amount of distributions paid by RIF in the future will depend primarily upon RIF’s future earnings. RIF can provide no assurance that its future earnings will be sufficient to enable RIF to pay a fixed quarterly distribution of $0.10 per share. The board of trustees of RIF may amend, terminate or suspend the managed distribution policy at any time, which could result in a reduction of the quarterly distribution amount or a complete elimination of the quarterly distribution.

•
On April 16, 2020, RIF shareholders approved a change in the Fund's business from a registered investment company to a commercial mortgage REIT and amended the Fund's fundamental investment policies and restrictions to permit the Fund to pursue its new business. Among other investment policy changes, the Fund's fundamental investment objectives of earning and paying a high level of current income to common shareholders, with capital appreciation as a secondary objective, have been replaced with a non-fundamental primary objective to balance capital preservation with generating attractive risk adjusted returns. The Fund has begun the process of realigning its portfolio so that it is no longer an “investment company” under the Investment Company Act of 1940 and has filed an application with the Securities and Exchange Commission for a deregistration order. The Fund intends to sell its existing investments and transition its portfolio into commercial mortgages as opportunities within its new business mandate arise and subject to applicable compliance requirements and other business considerations. Although RIF anticipates seeking to maintain a quarterly distribution on its common shares as high as reasonably practicable, RIF expects its cash flow from earnings and the status and availability of capital gains it realizes from its portfolio to decline during its transition to a commercial mortgage REIT. This decline could result from the rotation out of existing investments, the need to establish income streams from commercial mortgage originations, the potential for holding assets in temporary investments with lower yields such as agency whole pool certificates and the availability or unavailability of realized capital gains to distribute, among other potential variables.  The distribution described in this press release represents a reduction in the historical amount of RIF’s quarterly common share distribution in anticipation of these factors and as a result of a decline in income resulting from the impact of the COVID-19 pandemic described below.

•
This notice includes various information regarding the estimated sources for the distribution on RIF common shares that was declared on June 11, 2020 as well as various RIF performance, returns and distribution metrics and information. The ultimate sources of RIF’s distribution will depend on RIF’s investment performance and experience for 2020 and the sources of the distributions it receives on its investments. For these and other reasons, the estimated sources may subsequently change and prove to be inaccurate. Further, RIF’s performance returns and distribution metrics for 2020 and other periods may differ significantly from the amounts listed in this notice.

•
The current economic situation resulting from the unprecedented measures taken around the world to combat the spread of COVID-19 may continue to contribute to severe market disruptions, volatility and reduced economic activity. Furthermore, measures taken to mitigate the impacts of COVID-19 may have long term negative effects on the U.S. and worldwide financial markets and economies and may cause further economic uncertainties in the United States and worldwide. It is difficult to predict how long the financial markets and economic activity will continue to be impacted by these events and the effects of these or similar events in the future on the U.S. economy and financial markets. In addition to being impacted by these events, RIF's ability to pay quarterly common share distributions may also be impacted by a number of other factors, including the availability of capital gains, distributions paid on its preferred shares, interest paid on borrowings, the extent of RIF’s leverage and the amount of RIF’s expenses. Additionally, periods of market volatility may continue to occur in response to the pandemic or other events outside of RIF’s control. These events have had, and may continue to have, a significant negative impact on RIF’s performance, net asset value, income, operating results and ability to pay distributions, as well as the performance, income, operating results and viability of issuers in which it invests. There is no assurance that RIF will always be able to pay distributions of a particular size, or that a distribution will consist solely of net investment income and/or realized capital gains.

For these and other reasons, investors should not place undue reliance upon forward-looking statements. Except as required by law, RIF does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

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